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                                                                  EXHIBIT 10.46





                          HORIZON EXPLORATION LTD (1)

                                      AND

                          THE BANK OF N T BUTTERFIELD
                               & SON LIMITED (2)


                                   ASSIGNMENT
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THIS ASSIGNMENT is made the                                                1996

BETWEEN:

(1) HORIZON EXPLORATION LIMITED a company registered in England under Company Number 02804983 of 6 Pembroke Road, Sevenoaks, Kent TN13 1XR ("the Assignor"); and

(2) THE BANK OF N T BUTTERFIELD & SON LIMITED (London Branch) of 24 Chiswell Street, London EC1Y 4TY ("the Bank")

WHEREAS:

         In consideration of the Bank making revolving trade finance facilities ("the Facilities") to the Assignor the Assignor has agreed to enter into this Deed of Assignment.

1.       DEFINITIONS AND INTERPRETATION

         1.1 In this Assignment including the Recitals hereto the following words and expressions shall unless the context otherwise requires bear the following meanings:

                 "THE CONTRACT PROCEEDS" all sums to be paid by (the Client) to the Assignor from time to time in accordance with the terms of the Agreement;

                 "THE AGREEMENT" means the seismic research survey agreement entered into between the Assignor and (the Client) dated ___________ 1996;

                "(THE CLIENT)" means (the Client) ______________

2.       COVENANT TO PAY

         The Assignor covenants on demand to pay and discharge to the Bank all monies obligations and liabilities whether principal interest or otherwise which may now or at any time in the future be due, owing or incurred by the Assignor to the Bank.

3.       ASSIGNMENT

         3.1 The Assignor as beneficial owner and as a continuing security hereby assigns absolutely to the Bank the Contract Proceeds together with all rights of action and interest associated therewith;

         3.2 The bank agrees that all payments received in respect of the Contract Proceeds under the terms of this Assignment shall be set against all monies due from the Assignor to the Bank from time to time;

         3.3 If the Assignor shall unconditionally and irrevocably pay or discharge to the Bank all monies and the obligations and liabilities covenanted to be paid by the Assignor to the Bank in accordance with Clause 2 hereof, then the Bank will at the request and cost of the Assignor reassign the Contract Proceeds to the Assignor or as the Assignor shall direct.

4.       REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE ASSIGNOR

         The Assignor represents and warrants to the Bank and undertakes that:

         4.1 The Agreement is valid and in force free of any charge or encumbrance of any kind and nothing has been or shall be done, permitted or suffered whereby the Bank may be prevented from receiving all or any of the monies payable to the Assignor in terms thereof;

         4.2 The Assignor shall forthwith give notice of this Assignment to the Bank in the form of the Schedule hereto and deliver the receipted notice to the Bank;





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         4.3     The Assignor shall duly and punctually perform all the
                 obligations on the part of the Assignor under the Agreement and to procure so far as possible the due performance of all obligations of (the Client) under the Agreement;

         4.4 The Assignor shall take all action promptly and expeditiously (at its own expense in all respects) required to ensure the proper payment of the Contract Proceeds and to ensure that the Contract Proceeds are paid direct to such account as the Bank shall from time to time direct.

         4.5 The Assignor shall not do or cause to or permit to be done anything which may depreciate, jeopardize or otherwise prejudice the value of the Contract Proceeds assigned hereunder.

         4.6 The Assignor shall not make any other assignment or transfer or agree to make any such transfer in respect of the Contract Proceeds and shall not permit or allow any rights to arise in favor of or exercisable by any third parties (other than the Bank) over the Contract Proceeds.

         4.7 If the Assignor shall fail to satisfy the Bank that it has performed any of its obligations under this Clause 4 then the Bank may take such steps as it considers appropriate to procure the performance of such obligation and shall not thereby be deemed to be a mortgagee in possession and the monies expended by the Bank shall be reimbursed by the Assignor on demand and until so reimbursed shall carry interest at 4% above the Bank's base rate from time to time.

5.       PERFORMANCE OF OBLIGATIONS UNDER THE AGREEMENT

         For the avoidance of doubt the Assignor will remain liable and responsible to perform all its obligations under the Agreement and any variations thereto.

6.       FURTHER ASSURANCE

         The Assignor shall, whenever requested by the Bank, immediately execute and sign all such deeds and documents and do all such things as the Bank may require at the Assignor's cost over the Agreement for the purpose of perfecting or more effectively providing security to the Bank for the payment and discharge of the monies, obligations and liabilities secured by this Agreement.

7.       COSTS

         All costs, charges and expenses incurred by the Bank in relation to this Assignment or the monies, obligations and liabilities hereby secured shall be reimbursed by the Assignor to the Bank on demand on a full indemnity basis and until so reimbursed shall carry interest as mentioned in Clause 4 from the date of payment to the date of reimbursement.

8.       MISCELLANEOUS

         8.1 The security constituted by this Assignment shall be in addition to and shall not be prejudiced, determined or affected nor operate so as in anyway to determine prejudice or affect any other security which the Bank may now or at any time in the future hold for or in respect of all or any part of the monies, obligations and liabilities secured by this Assignment nor shall any prior security held by the Bank over the Agreement merge in the security constituted by this Assignment which shall remain in force and effect notwithstanding any intermediate settlement of account as a continuing security until discharged by the Bank.

         8.2 The Bank may, without discharging or in anyway affecting the security created by this Assignment or any remedy of the Bank grant time or other indulgence or abstain from exercising or enforcing any remedies, securities, guarantees or other rights which it may now or in the future have from or against the Assignor and may make any other arrangement, variation or release with any person or persons without prejudice either to this Assignment or liability of the Assignor for the monies, obligations and liabilities secured by this Assignment.

         8.3 The Bank shall have a full and unfettered right to assign the whole or any part of the benefit of this Assignment and the expression "the Bank" shall include its successors and assigns and the Bank shall be





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                 entitled to disclose any information to any actual or
                 prospective assignee, successor or participant.

         8.4 The provisions of this Assignment shall be severable and if at any time any one or more such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in anyway be impaired.

         8.5 The rights and remedies of the Bank provided by this Assignment are cumulative and are not exclusive of any rights, powers or remedies provided by law and may be exercised from time to time and as often as the Bank may deem expedient.

         8.6 Any reference in this Assignment to any statute or any section of any statute shall be deemed to include reference to any statutory modification or re-enactment thereof for the time being in force.

9.       NOTICES

         Any demand or notice under this Assignment may be served personally or may be sent by post to the Assignor's last known address or place of business. If such demand or notice is sent by post it shall be deemed to have been received on the day following the day on which it was posted and shall be effective notwithstanding that it was not in fact delivered or was returned undelivered.

10.      GOVERNING LAW AND JURISDICTION

         This Assignment shall be governed and construed in accordance with the laws of England and the Assignor hereby irrevocably submits to the non-exclusive jurisdiction of the English Courts.

         IN WITNESS whereof the Assignor has executed and delivered this Assignment as a deed the day and year first above written.





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         EXECUTED but not delivered until            )

         the date hereof) as a Deed by               )

         HORIZON EXPLORATION LIMITED                 )

         acting by:                                  )

                                                       Director



                                                       Director/Secretary



         EXECUTED but not delivered until            )

         the date hereof) as a Deed by               )

         THE BANK OF N. T. BUTTERFIELD & SON         )

         LIMITED (London Branch) acting by:          )

                                                       Authorized Officer



                                                       Authorized Officer





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THE SCHEDULE

NOTICE OF ASSIGNMENT

To:                                                               Date:



Dear Sirs:

NOTICE OF ASSIGNMENT OF CONTRACT PROCEEDS

We hereby give you notice that all sums to be paid or advanced to us by you under the terms of the Seismic Research Survey Agreement ("the Agreement") between us have been assigned by us to The Bank of N T Butterfield & Son Limited of 24 Chiswell Street, London EC1Y 4TY ("the Bank") to secure all monies obligations and liabilities due, owing or incurred to the Bank.

Further, we irrevocably authorize and require you to make all future payments in respect of the Contract Proceeds to the Bank, quoting the following reference:

         Remit to:        Bank of Butterfield
                          Sort Code:               40-51-91
                          Account Name:            Horizon Exploration Ltd.
                          Account Number:

This authority is to take immediate effect.

Please acknowledge by signing and returning one copy of this notice.

Yours faithfully,



HORIZON EXPLORATION LIMITED

We acknowledge receipt of a copy of the above notice.


---------------------------------
for and on behalf of

                                        Date:                     1994





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